UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2005

Cedar Shopping Centers, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-14510	42-1241468
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

44 South Bayles Avenue Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 767-6492
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition or Disposition of Assets

On April 25, 2005, pursuant to the terms of a Contribution and Sale Agreement with various affiliates of Giltz & Associates, Inc. (the “Giltz Parties”) dated February 3, 2005, as amended, the Company, through Cedar Shopping Centers Partnership, L.P. (the “Operating Partnership”), purchased 21 of the 25 previously-announced “Stabilized Properties” included in a portfolio of primarily drug store-anchored properties in Ohio, Pennsylvania, New York and Connecticut. The aggregate consideration for the properties, excluding closing costs, was approximately $67.9 million, consisting of (1) approximately $27.6 million of new first mortgage financings, (2) the assumption of approximately $8.4 million of existing financing, (3) approximately $13.8 million in newly-issued Operating Partnership Units (“OP Units” - convertible into shares of common stock of the Company), and (4) approximately $18.1 million drawn from the Company’s secured revolving credit facility.

The Company expects to close the remaining four properties within thirty days, with the total consideration for such properties anticipated to be approximately $19.4 million, excluding closing costs, similarly comprised of a combination of new first mortgage financings, assumption of existing financing, issuance of additional OP units, and draws on the Company’s revolving credit facility.

The information contained herein includes a summary, prepared by management, of the written agreements with respect to the described transaction. Such summary is intended to reflect and describe the terms and provisions of the agreements with respect to such transaction and is subject to the terms and provisions of the underlying agreements previously filed and filed together with this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transactions described in Item 2.01 above, the Company (1) arranged approximately $27.6 million in new first mortgage debt with respect to ten of the properties acquired, and (2) assumed approximately $8.4 million of existing first mortgage debt with respect to five of the properties acquired. The new mortgage financings, which were provided by KeyBank National Association, are each for a ten-year term, are amortized over a 30-year schedule, and bear interest at rates ranging from 5.15% to 5.55% per annum, with an average of 5.23% per annum. The assumed mortgage obligations bear interest at rates ranging from 7.11% to 7.50% per annum, with an average of 7.35% per annum, and mature approximately as follows: 2008 – $2.4 million, 2017 – $1.0 million, 2018 – $3.4 million, and 2021 – $1.6 million.

The information contained herein includes a summary, prepared by management, of the written agreements with respect to the described transaction. Such summary is intended to reflect and describe the terms and provisions of the agreements with respect to such transaction and is subject to the terms and provisions of the underlying agreements previously filed and filed together with this report.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired:
Any required financial statements will be filed within sixty (60) days after the date of this report.

(b) Pro Forma Financial Information:
Any required pro forma financial information will be filed within sixty (60) days after the date of this report.

(c) Exhibits:

(10.1)  Second Amendment to Contribution and Sale Agreement, dated as of April 25, 2005, among various affiliates of Giltz & Associates, Inc., each an Ohio limited liability company, as sellers, and Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership, as purchaser.

(99)  Press release dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR SHOPPING CENTERS, INC.

/s/ LEO S. ULLMAN

Leo S. Ullman
Chairman, President and CEO

Dated:	April 27, 2005